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[LOGO]                                                           (d)(2)(iii)

August 1, 2007

Todd Modic
Senior Vice President
ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Modic:

   Pursuant to the Investment Management Agreement dated May 9, 2001, as amended, between ING Equity Trust and ING Investments, LLC (the "Agreement") we hereby notify you of our intention to modify the annual investment management fee for ING Principal Protection Fund V, effective August 1, 2007 (the "Fund"). Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending the Amended and Restated Schedule A of the Agreement. The Amended and Restated Schedule A, with the annual investment management fee indicated for the Funds, is attached hereto.

   The Amended and Restated Schedule A has also been updated to reflect the name change for ING Principal Protection Fund II and ING Principal Protection Fund III as these funds have entered their respective Index Plus LargeCap Period.

   Please signify your acceptance to the modification of the investment management fee for the Funds by signing below where indicated.

                                                  Very sincerely,

                                                  /s/ Kimberly A. Anderson
                                                  ------------------------------
                                                  Kimberly A. Anderson
                                                  Senior Vice President
                                                  ING Equity Trust

ACCEPTED AND AGREED TO:
ING Investments, LLC

By: /s/ Todd Modic
    --------------------------
    Todd Modic
    Senior Vice President

7337 E. Doubletree Ranch Rd. Tel: 480-477-3000               ING Equity Trust
Scottsdale, AZ 85258-2034    Fax: 480-477-2700
                             www.ingfunds.com

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                             AMENDED AND RESTATED
                                  SCHEDULE A

                              with respect to the

                        INVESTMENT MANAGEMENT AGREEMENT

                                    between

                               ING EQUITY TRUST

                                      and

                             ING INVESTMENTS, LLC

                                                      Annual Investment Management Fee
Series                                          (as a percentage of average daily net assets)
------                                  ------------------------------------------------------------
ING Index Plus LargeCap Equity Fund     Index Plus LargeCap Period                                   0.45%
ING Index Plus LargeCap Equity Fund II  Index Plus LargeCap Period                                   0.45%
ING Index Plus LargeCap Equity Fund III Index Plus LargeCap Period                                   0.45%
ING Principal Protection Fund IV        Offering Phase                                               0.25%
                                        Guarantee Period                                             0.80%
                                        Index Plus LargeCap Period                                   0.45%
ING Principal Protection Fund V         Offering Phase                                               0.25%
                                        Guarantee Period:
                                        .     Equity Component                                       0.80%
                                        .     Fixed Component                                        0.55%
                                        .     ETF & Futures Strategy in lieu of Equity Strategy      0.55%
                                        Index Plus LargeCap Period                                   0.45%
ING Principal Protection Fund VI        Offering Phase                                               0.25%
                                        Guarantee Period                                             0.80%
                                        Index Plus LargeCap Period                                   0.45%

                                                 Annual Investment Management Fee
Series                                     (as a percentage of average daily net assets)
------                             ------------------------------------------------------------
ING Principal Protection Fund VII  Offering Phase                                               0.25%
                                   Guarantee Period                                             0.80%
                                   Index Plus LargeCap Period                                   0.45%

ING Principal Protection Fund VIII Offering Phase                                               0.25%
                                   Guarantee Period:
                                   .     Equity Component                                       0.80%
                                   .     Fixed Component                                        0.55%
                                   .     ETF & Futures Strategy in lieu of Equity Strategy      0.55%
                                   Index Plus LargeCap Period                                   0.45%

ING Principal Protection Fund IX   Offering Phase                                               0.25%
                                   Guarantee Period:
                                   .     Equity Component                                       0.80%
                                   .     Fixed Component                                        0.55%
                                   .     ETF & Futures Strategy in lieu of Equity Strategy      0.55%
                                   Index Plus LargeCap Period                                   0.45%

ING Principal Protection Fund X    Offering Phase                                               0.25%
                                   Guarantee Period:
                                   .     Equity Component                                       0.80%
                                   .     Fixed Component                                        0.55%
                                   .     ETF & Futures Strategy in lieu of Equity Strategy      0.55%
                                   Index Plus LargeCap Period                                   0.45%

ING Principal Protection Fund XI   Offering Phase                                               0.25%
                                   Guarantee Period:
                                   .     Equity Component                                       0.80%
                                   .     Fixed Component                                        0.55%
                                   .     ETF & Futures Strategy in lieu of Equity Strategy      0.55%
                                   Index Plus LargeCap Period                                   0.45%

ING Principal Protection Fund XII  Offering Phase                                               0.25%
                                   Guarantee Period:
                                   .     Equity Component                                       0.80%
                                   .     Fixed Component                                        0.55%
                                   .     ETF & Futures Strategy in lieu of Equity Strategy      0.55%
                                   Index Plus LargeCap Period                                   0.45%